Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 137 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund of our reports dated September 17, 2012, on the financial statements and financial highlights included in the July 31, 2012 Annual Reports to Shareholders of the above referenced fund(s), which is also incorporated by reference into the Registration Statement.

We also hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 137 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund of our reports dated January 14, 2013, on the financial statements and financial highlights included in the November 30, 2012 Annual Reports to Shareholders of the above referenced fund(s), which is also incorporated by reference into the Registration Statement.

We also hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 137 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund of our reports dated January 15, 2013, on the financial statements and financial highlights included in the November 30, 2012 Annual Reports to Shareholders of the above referenced fund(s), which is also incorporated by reference into the Registration Statement.

We further consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 6, 2013